Exhibit 16.01

THURMAN SHAW & CO., L.C.

Certified Public Accountants                          James K. Thurman
                                                      Jeffrey L. Shaw
                                                      Justin R. Shaw












October 3, 2001


To Whom It May Concern:

We have served as the auditors for Ecological Services, Inc. for the period ended March 31, 2001 and 2000. During the audit periods, there have been no disagreements with Ecological Services, Inc. in regards to accounting principles, financial statement disclosures, auditing scope or procedures. All audit fees have been paid.

Sincerely,

 /s/ Jeffrey L. Shaw, CPA


Jeffrey L. Shaw, CPA
Thurman Shaw & Co., L.C.

THURMAN SHAW & CO., L.C.

Certified Public Accountants                             James K. Thurman
                                                         Jeffrey L. Shaw
                                                         Justin R. Shaw








October 3, 2001


U. S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:       Ecological Services, Inc.

Ladies and Gentlemen:

We have read Item 4 of Ecological Services, Inc., Inc.'s Form 8-K dated October 3, 2001 (Date of earliest event reported: August 8, 2001), and are in agreement with the statements contained in the paragraph therein.

Very truly yours,

 /s/ Jeffrey L. Shaw, CPA


Jeffrey L. Shaw, CPA
Thurman Shaw & Co., L.C.